                         SHAREHOLDER AGREEMENT


     SHAREHOLDER AGREEMENT (the "Agreement") made as of October 31, 1995, by and between LABOR READY, INC., a Washington corporation (the "Company"), and GLENN A. WELSTAD, JOHN R. COGHLAN and COGHLAN FAMILY CORPORATION, a Washington corporation (individually and collectively, the "Shareholder" or the "Shareholders"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("Seacoast"), and ALLIED INVESTMENT CORPORATION, a Maryland corporation, and ALLIED INVESTMENT CORPORATION II, a Maryland corporation and ALLIED CAPITAL CORPORATION II (collectively, the "Allied Investors") (Seacoast and the Allied Investors are collectively referred to herein as the "Purchaser").

                         W I T N E S S E T H:

     WHEREAS, the Company has entered into a Note Purchase
Agreement (the "Note Agreement") dated of even date with this Agreement with the Purchaser;

     WHEREAS, the Company has entered into a Warrant Purchase
Agreement (the "Warrant Agreement") dated of even date with this Agreement with the Purchaser;

     WHEREAS, the Purchaser is willing to enter into and consummate the transactions contemplated by the Note Agreement and the Warrant Agreement only if, among other things, the Company and the Shareholders enter into, and perform under, this Agreement.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Shareholders, and the Company, intending to be legally bound, agree as follows:

                             Article I
                            Definitions

Act. The Small Business Investment Act of 1958, as amended and in effect from time to time, and the regulations promulgated thereunder.

Affiliate. With respect to any Person, (a) a Person that, directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; (b) any Person of which such Person or such Person's spouse is an officer, director, security holder, partner, or, in the case of a trust, the beneficiary or trustee, and (c) any Person that is an officer, director, security holder, partner, or, in the case of a trust, the beneficiary or trustee of such Person. The term "control" as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

Agreement.  This term is defined in the preamble.

Allied Investors.  This term is defined in the preamble.

Buyer.  This term is defined in Section 2.02(a)(ii).

Capital Stock. As to any Person, its common stock and any other capital stock of such Person authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, preferred stock, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

Closing Date.  October 31, 1995.

Coghlan Shareholders.  Collectively, John R. Coghlan and Coghlan
Family Corporation, a Washington corporation.

Commission. The Securities and Exchange Commission and any successor federal agency having similar powers.

Common Stock.  The common stock, no par value, of the Company.

Company. Labor Ready, Inc. and any successor or assign, and, unless the context requires otherwise, the term Company includes any Subsidiary.

Company Sale. The consummation of a single transaction or series of related transactions, wherein one or more "independent third parties" (i.e., persons who, prior to the consummation of the transaction in question, did not own more than five percent (5%) of any class of the Capital Stock of the Company), either directly or indirectly, (i) acquire (whether by merger, consolidation, transfer or issuance of Capital Stock or otherwise) Capital Stock of the Company (or any such surviving or resulting corporation or entity) possessing the voting power to elect a majority of the Board of Directors of such corporation (or such surviving or resulting corporation or entity) or (ii) acquire assets constituting all or any substantial part of the assets of the Company (that is, twenty percent (20%) or more).

Co-Sell Shares.  This term is defined in Section 2.02(c).

Co-Sellers.  This term is defined in Section 2.02(c).

Election Notice.  This term is defined in Section 2.02(b).

Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Fair Market Value.  This term is defined in the Warrant
Agreement.

Holders. The Purchaser, and all Persons holding Registrable Securities, except that neither the Company nor any Shareholder nor any Affiliate of the Company or any Shareholder will at any time be a Holder. Unless otherwise provided in this Agreement, in each instance that the either of the Purchasers is required to request or consent to an action, such Purchaser will be deemed to have requested or consented to such action if (a) with respect to Seacoast, the Holders of a majority in interest of the Registrable Securities initially issued to Seacoast on the date hereof so requests or consents and (b) with respect to the Allied Investors, the Holders of a majority in interest of the Registrable Securities initially issued to the Allied Investors on the date hereof so requests or consents.

Indemnified Party.  This term is defined in Section 7.01.

Initial Holders.  Seacoast, the Allied Investors and any
Affiliate of Seacoast or the Allied Investors to which any of the Warrants or any part of or interest in the Warrants is assigned.

Issuable Warrant Shares.  Shares of Common Stock or Other
Securities issuable on exercise of the Warrants.

Issued Warrant Shares.  Shares of Common Stock or Other
Securities issued on exercise of the Warrants.

Kemper Agreement. That certain agreement between the Company and Everen Securities, Inc., formerly known as Kemper Securities, Inc., dated as of February 21, 1995, as amended on October 3, 1995, providing for the payment by the Company to Everen Securities, Inc. of a private placement fee and for the issuance by the Company to Everen Securities, Inc. of warrants to purchase 40,000 shares of Common Stock pursuant to the terms and conditions thereof.

Material Adverse Effect. (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company taken as a whole or (b) the impairment of the ability of the Company to perform its obligations under this Agreement. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if such event and all other then existing events would result in a Material Adverse Effect.

Non-Compete Agreements. Collectively, (a) those certain Employment and Non-Compete Agreements dated as of October 31, 1995, by and between the Company and each of Glenn A. Welstad and Scott Sabo, (b) that certain Consulting and Non-Compete Agreement dated on or about the Closing Date, by and between the Company and John R. Coghlan, and (c) any other non-compete agreement hereinafter entered into by and between the Company and any other officer, employee or consultant of the Company, and all renewals, modifications, amendments and supplements thereto.

Note Agreement. This term is defined in the preamble and includes the Note Purchase Agreement of even date with this Agreement between the Company and the Purchaser and all documents evidencing indebtedness thereunder or otherwise related to the Note Agreement as the same may be amended from time to time, and any refinancing, refunding, or replacements of the indebtedness under the Note Agreement.

Notice of Sale.  This term is defined in Section 2.02(a).

Other Securities. Any stock, other securities, property, or other property or rights (other than Common Stock) that the Holders become entitled to receive upon exercise of the Warrants.

Permitted Sales. (a) With respect to Glenn A. Welstad, the sale of up to twenty thousand (20,000) shares of Common Stock in any calendar quarter, not to exceed one hundred sixty thousand (160,000) shares of Common Stock in the aggregate, and (b) with respect to the Coghlan Shareholders, the sale of up to one hundred fifty thousand (150,000) shares of Common Stock in the aggregate.

Permitted Stock. Common Stock or options or warrants to acquire Common Stock issued or reserved for issuance to (a) Everen Securities, Inc. pursuant to the terms of the Kemper Agreement, and (b) present and future key management of the Company pursuant to a management incentive program, constituting, in the aggregate, ten percent (10%) or less of the outstanding Common Stock. In no event will (a) the number of shares of Permitted Stock issued or reserved for issuance, in the aggregate, exceed the lesser of the number of shares constituting ten percent (10%) of the outstanding Common Stock on (i) the date of this Agreement or (ii) the date issued, (b) the number of shares of Permitted Stock issued or reserved for issuance to any present and future key management of the Company during any calendar year exceed, in the aggregate, the lesser of the number of shares constituting two percent (2%) of the outstanding Common Stock on (i) the date of this Agreement or (ii) the date issued and (c) any shares of Permitted Stock issued to present and future key management of the Company be exercisable for a per share consideration less than eighty-five percent (85%) of the Fair Market Value per share of the Common Stock determined as of the date of issuance of such Permitted Stock.

Person. This term will be interpreted broadly to include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity, party, or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body, or department of any of the foregoing).

Purchaser.  This term is defined in the preamble.

Registrable Securities. (a) the Issuable Warrant Shares and (b) the Issued Warrant Shares that have not been previously sold to the public.

Related Party. (a) An entity wholly owned by a Selling Shareholder or one or more Related Parties, (b) a trust all of the beneficiaries of which are a parent, sibling, spouse or lineal issue of a Selling Shareholder that is an individual and
(c) a parent, sibling, spouse, or lineal issue, as well as, the heirs, devisees, executors, administrators and testamentary trustees of a Selling Shareholder that is an individual.

Selling Shareholder.  This term is defined in Section 2.02.

Securities Act. The Securities Act of 1933, as amended, and the rules and regulations thereunder.

Shareholders.  This term is defined in the preamble.

Subsidiary. Each Person of which or in which the Company or its other Subsidiaries own directly or indirectly fifty-one percent (51%) or more of (i) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Person, if it is a corporation or similar person; (ii) the capital interest or profits interest of such Person, if it is a partnership, joint venture, or similar entity; or (iii) the beneficial interest of such Person, if it is a trust, association, or other unincorporated organization.

Warrant Purchase Agreement. The Warrant Purchase Agreement dated as of the Closing Date by and between the Company and Purchaser.

Warrant Shares. This term is defined in Article I of the Warrant Purchase Agreement.

Warrants. The Warrants issued to the Initial Holders referred to in Section 2.01 of the Warrant Purchase Agreement and all Warrants issued upon the transfer or division of, or in substitution for, such Warrants.

                            Article II
            Co-Sale Rights; and Unlocking Rights

     2.01 Rights of Co-Sale. In the event that any Shareholder intends to sell or transfer, directly or indirectly, any shares of any class of Capital Stock held by it to any Person other than a Related Party, each Holder will have the right to participate in such sale or transfer on the terms set forth in this Article II; provided, however, none of the provisions of this Article II will apply to (a) any sale by the Shareholders of shares of Capital Stock in a bona fide underwritten public offering under the Securities Act, so long as all Holders have had an opportunity to participate in such offering pursuant to the registration rights under this Agreement, or (b) Permitted Sales, so long as such sales are consummated in compliance with Rule 144 under the Securities Act and with respect to which the provisions of paragraphs (e), (f), and (g) of such Rule 144 apply.

     2.02 Method of Electing Sale; Allocation of Sales. No sale or transfer by any Shareholder of any shares of Capital Stock will be valid unless the transferee of such Capital Stock first agrees in writing to be bound by the same terms and conditions that apply to such Shareholder under this Agreement. In addition, before any shares of Capital Stock held, directly or indirectly, by any Shareholder may be sold or transferred to a Person other than a Related Party, the Shareholder (as such, the "Selling Shareholder") will comply with the following provisions:

          (a) The Selling Shareholder will deliver or cause to be delivered a written notice (the "Notice of Sale") to each Holder at least fifteen (15) days prior to making any such sale or transfer. The Company agrees to provide the Selling Shareholder with a list of the names and addresses of each such Holder for such purpose. The Notice of Sale will include (i) a statement of the Selling Shareholder's bona fide intention to sell or transfer; (ii) the name of the and address of the prospective transferee (the "Buyer"); (iii) the number of shares of Capital Stock of the Company to be sold or transferred; (iv) the terms and conditions of the contemplated sale or transfer;
(v) the purchase price that the Buyer will pay for such shares of Capital Stock; (vi) the expected closing date of the transaction; and (vii) such other information as the Holders may reasonably request to facilitate their decision as to whether or not to exercise the rights granted by this Article II.

           (b) Any Holder receiving the Notice of Sale may elect to participate in the contemplated sale or transfer by exercising its right to co-sell its Capital Stock pursuant to
Section 2.02(c). Such rights may be exercised in the sole discretion of the Holder by delivering a written notice (an "Election Notice") to the Company and the Selling Shareholder within fifteen (15) days after receipt of such Notice of Sale stating the election of the Holder to exercise its right of co-sale pursuant to Section 2.02(c).

          (c) Each Holder may elect to sell or transfer in the contemplated transaction up to the total of the number of shares of Capital Stock then held by it (including the Issuable Warrant Shares). Promptly after the receipt of an Election Notice exercising such right, the Selling Shareholder will use its best efforts to cause the Buyer to amend its offer so as to provide for the Buyer's purchase, upon the same terms and conditions as those contained in the Notice of Sale, of all of the shares of Capital Stock (including the Issuable Warrant Shares) elected to be sold (the "Co-Sell Shares") in such Election Notices. In the event that the Buyer is unwilling to amend its offer to purchase all of the Co-Sell Shares in addition to the shares of Capital Stock described in the related Notice of Sale, if the Selling Shareholder desires to proceed with the sale, the total number of shares that such Buyer is willing to purchase will be allocated to the Selling Shareholder and each Holder having given an Election Notice exercising its right pursuant to this Section 2.02(c) (the "Co-Sellers") in proportion to the aggregate number of shares of Capital Stock (including Issuable Warrant Shares) held by each such Person; provided, however, that no such Person will be so allocated a number of shares greater than the number of shares that it has sought to sell to such Buyer in the related Notice of Sale or Election Notice. All Capital Stock sold or transferred by the Selling Shareholder and the Co-Sellers with respect to a single Notice of Sale under Section 2.02(b) will be sold or transferred to the Buyer in a single closing on the terms described in such Notice of Sale, and each such share will receive the same per share consideration. In the event that the Buyer for whatever reason, declines to purchase any shares from any Holder delivering an Election Notice, then the Selling Shareholder will not be permitted to sell or transfer any shares of Capital Stock to such Buyer.

     2.03 Sales to Related Parties. No sale or transfer of shares of Capital Stock by any Shareholder to a Related Party will be subject to the provisions of Section 2.02; provided, however, that such Related Party first agrees to assume the obligations of such Shareholder (without relieving such Shareholder of any obligations under this Agreement) under this Agreement with respect to the shares of Capital Stock thereby acquired by it and to be bound by the same terms and conditions that apply to the Shareholders under this Agreement in a written instrument in a form and substance satisfactory to the Holders.

     2.04 Unlocking Rights. If at any time the Company or its shareholders (other than the Holders) receive an offer to consummate a transaction that would constitute a Company Sale, then the party receiving such offer (hereinafter, the offeree) shall submit a copy of the offer, together with such information pertinent thereto as the offeree may have, to the Holders (in their capacity as equity holders) within three (3) days of receipt of said offer. Within ten (10) days of receipt of said copy, each Holder will indicate in writing to the offeree whether it approves or disapproves of the offer. If a Holder approves the offer, than the offeree shall within twenty (20) days thereafter (or such shorter time if provided in the offer) accept or reject the offer. If the offeree desires to accept such offer after approval by a Holder, then such Holder shall have the right to participate in such sale proportionately based on the terms of the offer (that is, the Holder shall receive a proportionate amount of the net proceeds received (or which would be received by the Company's shareholders) from the Company Sale equal to such Holder's proportionate interest in the Company). If the offeree desires to reject the offer after approval of the offer by a Holder, then simultaneously with such rejection the offeree shall be bound to purchase, or cause the Company to purchase if the offeree is not the Company, the approving Holder's Warrants or resulting stock in the Company on the same terms and conditions that such Holder would have received under the offer.
 If a Holder disapproves the offer, then the offeree shall reject the offer. If a Holder fails to communicate approval or disapproval within such ten (10) day period, the Company may construe such failure as disapproval.

                              Article III
     Registration Rights and Forced Exercise Agreements

     3.01     Registration Holdback Agreements.

          (a) If any registration pursuant to Section 9.02 of the Warrant Purchase Agreement is in connection with an underwritten public offering, each Holder of Registrable Securities agrees, if so required by the managing underwriter, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) during the period beginning seven (7) days prior to the effective date of such registration statement and ending on the one hundred eightieth (180th) day after the effective date of such registration statement; provided, however, that the Shareholders and each Person that is an officer, director, or beneficial owner of five percent (5%) or more of the outstanding shares of any class of Capital Stock enters into such an agreement.

          (b) The Shareholders agree (i) not to effect any public sale or distribution during the period seven (7) days (or such longer period as may be prescribed by Rule 10b-6 under the Exchange Act) prior to the effective date of the registration statement employed in any underwritten public offering and ending on the one hundred eightieth (180th) day after any such registration statement contemplated by Sections 9.01 or 9.03 of the Warrant Purchase Agreement has become effective, except as part of such underwritten public offering pursuant to such registration statement and except pursuant to securities registered on Forms S-4 or S-8 of the Commission or any successor forms, and (ii) use their best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period.

     3.02 No Impairment of Registration Rights. The Shareholders will not avoid or seek to avoid the observance or performance of any of the terms of Article IX of the Warrant Purchase Agreement or this Article III, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holders under Article IX of the Warrant Purchase Agreement or this Article III from dilution or impairment.

     3.03 Forced Exercise Holdback Agreement. The Shareholders agree (i) not to effect any public sale or distribution during the period thirty (30) days prior to the Forced Exercise Date (as defined in the Warrant Agreement) and ending on the sixtieth (60th) day after the Forced Exercise Date, and (ii) to use their best efforts to cause each holder of the Company's equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period.

                             Article IV
                             Directors

     4.01     Voting Agreement.  To ensure compliance with this
Article IV, the Shareholders hereby irrevocably covenant and agree to vote, or give or withhold consent with respect to, all shares of Capital Stock now owned or later acquired by it, all in accordance with the terms of this Article IV. The agreement to vote contained in this Article IV will expire on the earlier to occur of (a) the day prior to maximum period permitted under applicable law or (b) the date that Purchaser is no longer entitled to designate a Person to serve on the Company's board of directors in accordance with the terms and conditions of the Warrant Agreement. A counterpart of this Agreement will be deposited with the Company at its principal place of business or registered office and will be subject to the same right of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company.

     4.02 Board of Directors. So long as either the Note Agreement or the agreement to vote set forth in Section 4.01 remains in effect, each Shareholder will, at the request of the each Purchaser, vote, or give or withhold consent with respect to, all shares of Capital Stock now owned or later acquired by such Shareholder so that at all times the individuals designated as directors by the Purchaser or its respective designee in accordance with the terms and conditions of the Warrant Agreement and Note Agreement will be directors of the Company; provided, however, that the Purchaser will not have any obligation to designate or cause any individual to serve on the board of directors of the Company. No director designated by the Purchaser or its designee may be removed without the consent of the Purchaser unless such designee breaches its/his/her fiduciary duties to the Company and/or the Company's shareholders under applicable law, and in any such case, such designee may be removed only if the Company shall have appointed another individual designated by the Purchaser to serve on the Company's board of directors. The Purchaser may, at any time, terminate its rights under this Article IV by providing written notice of such termination to the Company.

                         Article V
           Representations, Warranties and Covenants

     5.01     Representations and Warranties of the Shareholders.
 Each Shareholder, severally and not jointly, represents and warrants to the Purchaser with respect to itself and not with respect to any other Shareholder:

     (a) If such Shareholder is a corporation or partnership, it is duly organized and existing and in good standing under the laws of its state of organization and is qualified or licensed to do business in all other countries, states, and jurisdictions the laws of which require it to be so qualified or licensed and where the failure to be so qualified or licensed would have a Material Adverse Effect. Each Shareholder owns the equity interest of the Company set forth on Schedule I, free and clear of all liens, claims, and encumbrances, and, to the knowledge of such Shareholder, no Person has any rights, whether granted by the Company or any other Person, to acquire any portion of the equity interest of the Company or the assets of the Company except pursuant to this Agreement, the Warrant Agreement or the agreements described on Schedule II which grant warrants or options to Persons other than Purchaser.

          (b) Such Shareholder has, and at all times that this Agreement is in force will have, the right and power, and is duly authorized, to enter into, execute, deliver, and perform this Agreement. This Agreement has been duly and validly executed, issued, and delivered and constitutes a legal, valid, and binding obligation of such Shareholder, enforceable in accordance with its terms.

          (c) The execution, delivery, and performance of this Agreement will not, by the lapse of time, the giving of notice, or otherwise, constitute a violation of any applicable provision contained in the charter, bylaws, or organizational documents of such Shareholder, if any, or contained in any agreement, instrument, or document to which it is a party or by which it is bound.

          (d) There is not now, and at no time during the term of this Agreement will there be, any agreement, arrangement, or understanding involving such Shareholder, other than this Agreement and the documents contemplated hereby and thereby, modifying, restricting, or in any way affecting the rights of such Shareholder to vote securities of the Company.

          (e) None of the documents, instruments, or other information furnished to the Purchaser, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made by such Shareholder in this Agreement or in any document, certificate, exhibit or schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any such statements made herein or therein not misleading. To the knowledge of such Shareholder, in its capacity as such, there is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Company or any of its Subsidiaries that has not been disclosed in the documents provided by such Shareholder to the Purchaser.

     5.02 Covenants of the Shareholders. Without the prior written consent of the Holders, which consent may be withheld in the sole discretion of the Holders, the Shareholders will not permit the Company to:

          (a) permit to occur any amendment, alteration, or modification of the Articles of Incorporation or Bylaws of the Company, as constituted on the date of this Agreement, the effect of which, in the sole judgment of the Holders, would be to alter, impair, or affect adversely, either the rights and benefits of the Holders or the duties and obligations of Company or the Shareholders under this Agreement or the Warrants;

          (b) redeem, retire, purchase, or otherwise acquire, directly or indirectly, any of the Capital Stock or capital stock or securities of any Affiliate of the Company, or any securities convertible or exchangeable into Capital Stock or capital stock or securities of any Affiliate of the Company;

          (c)     dissolve or liquidate, or effect any
consolidation or merger involving the Company or any Subsidiary (other than a merger in which the Company or its Subsidiary, as the case may be, is the surviving entity and the holders of each class of voting securities of the Company continue to hold a majority of each class of voting securities of the Company);

          (d) except for the issuance of Permitted Stock, enter into any transaction or transactions with any director, officer, employee, or shareholder of the Company, or any Affiliate or relative of the foregoing except upon terms that are fair and reasonable and that are, in any event, at least as favorable as would result in a comparable arm's-length transaction with a Person not a director, officer, employee, shareholder, or Affiliate of the Company or any Affiliate or related party of the foregoing, or advance any monies to any such Persons, except for travel advances in the ordinary course of business;

          (e) materially modify or amend, or terminate or waive any provision of the Non-Compete Agreements or require Glenn A. Welstad to cease to perform the functions of chief executive office of the Company, for reasons other than cause or permanent disability;

          (f)     allow the aggregate par value of the Capital
Stock subject to the Warrants from time to time to exceed the price payable upon exercise of the Warrants, as adjusted from time to time; or

          (g) obligate themselves or otherwise agree to take, permit or enter into any of the events described in subsections
(a) through (f) above.

                            Article VI
                            Conditions

     The obligations of the Purchaser to effect the transactions contemplated by this Agreement will be subject to the following conditions:

     6.01     Note Agreement and Warrant Agreement Conditions.
All of the conditions precedent to the obligations of the Purchaser under the Note Agreement and the Warrant Agreement will have been satisfied in full or waived.

     6.02 Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, will be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel will have received copies (executed or certified as may be appropriate) of all documents, instruments, and agreements that the Purchaser or its counsel may request in connection with the consummation of such transactions.

                            Article VII
                           Miscellaneous

     7.01 Indemnification. In addition to any other rights or remedies to which the Purchaser and the Holders may be entitled, the Shareholder agree to and will indemnify and hold harmless the Purchaser, the Holders, and their Affiliates and their respective successors, assigns, officers, directors, employees, attorneys, and agents (individually and collectively, an "Indemnified Party") from and against any and all losses, claims, obligations, liabilities, deficiencies, diminutions in value, penalties, causes of action, damages, out-of-pocket costs, reasonable attorneys' fees, and expenses (including, without limitation, costs of investigation and defense, attorneys' fees, and expenses) including, without limitation, those arising out of the sole or contributory negligence of any Indemnified Party (but excluding those arising out of the gross negligence or willful misconduct of any Indemnified Party), that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of the Shareholders under this Agreement, or the Company under this Agreement, the Warrant Agreement, or under any other agreement to which the Company or the Shareholders are a party in connection with the transactions contemplated by this transaction, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Company to the Purchaser or the Holders under this Agreement.

     7.02 Default. It is agreed that a violation by any party of the terms of this Agreement cannot be adequately measured or compensated in money damages, and that any breach or threatened breach of this Agreement by a party to this Agreement would do irreparable injury to the nonbreaching party. It is, therefore, agreed that in the event of any breach or threatened breach by a party to this Agreement of the terms and conditions set forth in this Agreement, the nondefaulting party will be entitled, in addition to any and all other rights and remedies that it may have in law or in equity, to apply for and obtain injunctive relief requiring the defaulting party to be restrained from any such breach, or threatened breach or to refrain from a continuation of any actual breach.

     7.03 Integration. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous written, and all previous or contemporaneous oral, negotiations, understandings, arrangements, and agreements. This Agreement may not be amended or supplemented except by a writing signed by the Shareholders and each Holder.

     7.04 Headings. The headings in this Agreement are for convenience and reference only and are not part of the substance of this Agreement. References in this Agreement to Sections and Articles are references to the Sections and Articles of this Agreement unless otherwise specified.

     7.05 Severability. The parties to this Agreement expressly agree that it is not their intention to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body. If any provision of this Agreement is judicially or administratively interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties to this Agreement, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

     7.06 Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties by another, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect will mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), whichever is earlier, and addressed to the party to be notified as follows:

     If to the Purchaser, at:    Seacoast Capital Partners
                                 Limited Partnership
                                 c/o Seacoast Capital Corporation
                                 55 Ferncroft Road
                                 Danvers, Massachusetts  01923
                                 Attention:  Thomas W. Gorman
                                 Facsimile:  (508) 750-1301

                                Allied Investment Corporation
                                1666 K Street, N.W.
                                Suite 901
                                Washington D.C.  20006
                                Attn:  George Stelljes III
                                Facsimile:  (202) 659-2053

                                Allied Investment Corporation II
                                1666 K Street, N.W.
                                Suite 901
                                Washington D.C.  20006
                                Attn:  George Stelljes III
                                Facsimile:  (202) 659-2053

                                Allied Capital Corporation II
                                1666 K Street, N.W.
                                Suite 901
                                Washington D.C.  20006
                                Attn:   George Stelljes III
                                Facsimile:  (202) 659-2053

       with courtesy copies to:  Hughes & Luce, L.L.P.
                                 1717 Main Street
                                 Suite 2800
                                 Dallas, Texas  75201
                                 Attn:  Larry A. Makel, Esq.
                                 Facsimile:  214 939-6100

                                 Dickstein Shapiro & Morin
                                 2101 L Street, N.W.
                                 Suite 800
                                 Washington, D.C. 20037
                                 Attn:  David Parker
                                 Facsimile:  (202) 887-0689

     If to the Company, at:      Labor Ready, Inc.
                                 2150 Pacific Avenue
                                 Tacoma, Washington  98402
                                 Attn:  Glenn A. Welstad
                                 Facsimile:  (206) 383-9311

     If to the Shareholders, at: Glenn A. Welstad
                                 2156 Pacific Avenue South
                                 Tacoma, Washington  98402
                                 Facsimile:  (206) 383-9311

                                 John R. Coghlan
                                 2156 Pacific Avenue South
                                 Tacoma, Washington  98402
                                 Facsimile: (206) 383-9311

                                 Coghlan Family Corporation
                                 2156 Pacific Avenue South
                                 Tacoma, Washington 98402
                                 Facsimile: (206) 383-9311

      with courtesy copies to:   Preston Gates & Ellis
                                 701 5th Avenue, Suite 5000
                                 Seattle, Washington  98104
                                 Facsimile: (206) 623-7022
                                 Attn: Mark Beatty

                                 Brad E. Herr, P.S.
                                 2150 North Pines, Suite 202
                                 Spokane, Washington  99206
                                 Facsimile: (509) 928-9338

or to such other address as each party may designate for itself by like notice. Notice to any Holder other than the Purchaser will be delivered as set forth above to the address shown on the stock transfer books of the Company or the Warrant Register unless such Holder has advised the Company in writing of a different address to which notices are to be sent under this Agreement.

     Failure or delay in delivering courtesy copies of any notice, demand, request, consent, approval, declaration, or other communication to the persons designated above to receive copies of the actual notice will in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration, or other communication.

     No notice, demand, request, consent, approval, declaration or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

     7.07 Successors. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, provided that the Purchaser will have the right to assign its rights under this Agreement in connection with any transfer of the Warrants or the Warrant Shares to not more than twenty (20) Persons.

     7.08 Remedies. The failure of any party to enforce any right or remedy under this agreement, or to enforce any such right or remedy promptly, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement. Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.

     7.09 Survival. All warranties, representations, and covenants made by any party in this Agreement or in any certificate or other instrument delivered by such party or on its behalf under this Agreement will be considered to have been relied upon by the party to which it is delivered and will survive the Closing Date, regardless of any investigation made by such party or on its behalf. All statements in any such certificate or other instrument will constitute warranties and representations under this Agreement. Notwithstanding anything to the contrary contained in this Agreement (a) Seacoast shall not be entitled to the benefits of this Agreement at such time that it (i) no longer owns a Warrant and (ii) owns less than twenty percent (20%) of the Warrant Shares owned by it on the Closing Date, (b) no Allied Investor shall be entitled to the benefits of this Agreement at such time that (i) no Allied Investor holds a Warrant and (ii) the Allied Investors own, in the aggregate, less than twenty percent (20%) of the Warrant Shares owned by them, collectively, on the Closing Date, (c) a Holder (other than Seacoast or the Allied Investors) shall not be entitled to the benefits of this Agreement at such time that it (i) no longer owns a Warrant and (ii) owns less than ten percent (10%) of the Warrant Shares, (d) Glenn A. Welstad shall no longer be bound by the terms of this Agreement if his employment with the Company is terminated by the Company for reasons other than cause (as defined in his Non-Compete Agreement with the Company), and (e) John R. Coghlan shall no longer be bound by the terms of this Agreement if his employment with the Company (as a consultant) is terminated by the Company for reasons other than cause (as defined in his Non-Compete Agreement with the Company).

     7.10     Fees.  Subject to the second sentence of this
Section 7.10, any and all fees, costs, and expenses, of whatever kind and nature, including attorneys' fees and expenses, incurred by the Holders in connection with the defense or prosecution of any actions or proceedings arising out of or in connection with this Agreement will, to the extent provided in this Agreement, be borne and paid by the Company within ten (10) days of demand by the Holders. Notwithstanding anything to the contrary in this
Section 7.10, with respect to any actions or proceedings solely between any Holder and the Company and/or Shareholders, the prevailing party shall recover, within ten (10) days of demand, any and all fees, costs, and expenses, of whatever kind and nature, including attorneys' fees and expenses, reasonably incurred in connection with the defense or prosecution of any such actions or proceedings arising out of or in connection with this Agreement.

     7.11 Counterparts. This Agreement may be executed in any number of counterparts, which will individually and collectively constitute one agreement.

     7.12 Other Business. It is understood and accepted that the Purchaser, the Holders, and their Affiliates have interests in other business ventures that may be in conflict with the activities of the Company and that nothing in this Agreement will limit the current or future business activities of such parties whether or not such activities are competitive with those of the Company. The Shareholders agree that all business opportunities in any field substantially related to the business of the Company will be pursued exclusively through the Company.

     7.13 Choice of Law. THIS AGREEMENT HAS BEEN EXECUTED, DELIVERED, AND ACCEPTED BY THE PARTIES IN THE COMMONWEALTH OF MASSACHUSETTS, WILL BE DEEMED TO HAVE BEEN MADE IN THE COMMONWEALTH OF MASSACHUSETTS, AND WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

     7.14 Duties Among Holders. Each Holder agrees that no other Holder will by virtue of this Agreement be under any fiduciary or other duty to give or withhold any consent or approval under this Agreement or to take any other action or omit to take any action under this Agreement, and that each other Holder may act or refrain from acting under this Agreement as such other Holder may, in its discretion, elect.

     7.15 Small Business Investment Act. This Agreement, the other purchase documents executed in connection herewith, and all transactions contemplated hereby and thereby are subject to the provisions of the Act, and shall be governed thereby to the extent of any conflict therewith.


     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                               COMPANY:
                               LABOR READY, INC.
                               By:
                               Name:  Glenn A. Welstad
                               Title:  Chief Executive Officer


                               PURCHASER:
                               SEACOAST CAPITAL PARTNERS
                               LIMITED PARTNERSHIP

                               By: Seacoast Capital Corporation,
                               its general partner


                               By:
                               Name:  Thomas W. Gorman
                               Title:  Vice President


55 Ferncroft Road
Danvers, Massachusetts  01923
Attn: Thomas W. Gorman
Facsimile: (508) 750-1301


ALLIED INVESTMENT CORPORATION


By:
Name:  George Stelljes III
Title:  Senior Vice President

1666 K Street, N.W., Suite 901
Washington D.C.  20006
Attn: George Stelljes III
Facsimile:  (202) 659-2053

ALLIED INVESTMENT CORPORATION II


By:
Name:  George Stelljes III
Title:  Senior Vice President

1666 K Street, N.W., Suite 901
Washington D.C.  20006
Attn: George Stelljes III
Facsimile:  (202) 659-2053


ALLIED CAPITAL CORPORATION II


By:
Name:  George Stelljes III
Title:  Senior Vice President

1666 K Street, N.W., Suite 901
Washington D.C.  20006
Attn: George Stelljes III
Facsimile:  (202) 659-2053


SHAREHOLDERS:




Glenn A. Welstad




John R. Coghlan


COGHLAN FAMILY CORPORATION


By:
Name:     John R. Coghlan
Title:President